UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 29, 2013, Zogenix, Inc. (“Zogenix” or the “Company”) commenced a restructuring of its workforce, resulting in a reduction in force of approximately 37%, or 55 employees, across all functional areas of the Company. Zogenix took these steps as part of its initiatives to extend the Company’s cash runway. Charges associated with the reduction in force are expected to be approximately $1.0 million, which includes cash charges of $0.9 million in severance costs and $0.1 million in non-cash stock-based compensation charges, and are expected to be recorded in the second quarter of 2013.

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Zogenix cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Zogenix’s current beliefs and expectations. These forward-looking statements include statements regarding Zogenix’s expectations regarding the impacts of its initiatives to extend its cash runway. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions; the potential extension of Zogenix’s cash runway; the projected expense related to the reduction in workforce and the timing of the expense; as well as risks and uncertainties inherent in Zogenix’s business; and other risks described in its filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Zogenix’s Annual Report on Form 10-K, which was filed with the SEC on March 15, 2013, and in Zogenix’s Quarterly Report on Form 10-Q, which was filed with the SEC on May 9, 2013, each of which is available from the SEC’s website (www.sec.gov). All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2013		ZOGENIX, INC.

	BY:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Chief Financial Officer

Address: 12400 High Bluff Drive, Suite 650
San Diego, CA 92130
Facsimile: (858) 259-1166